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                                                                   EXHIBIT 10.15
                        PBG 2002 LONG TERM INCENTIVE PLAN

1.  PURPOSE.

   The purposes of the PBG 2002 Long Term Incentive Plan (the "Plan") are: (a) to provide long term incentives to those persons with significant responsibility for the success and growth of The Pepsi Bottling Group, Inc. ("PBG") and its subsidiaries, divisions and affiliated businesses (collectively, the "Company");
(b) to assist the Company in attracting and retaining key employees on a competitive basis; and (c) to associate the interests of such employees with those of PBG shareholders.

2.  ADMINISTRATION OF THE PLAN.

   (a) The Plan shall be administered by the Compensation and Management Development Committee of the Board of Directors of PBG (except that, with respect to executive officers and other executives deemed covered by section 162(m) of the Internal Revenue Code (collectively, "Covered Executives"), the Plan shall be administered by such Committee's Compensation Subcommittee. The Compensation Subcommittee shall be appointed by the Board of Directors of PBG (the "Board") and shall consist of two or more members of the Board who qualify as outside directors for purposes of section 162(m) of the Internal Revenue Code. Any reference in the Plan to the "Committee" shall be understood to refer to the Compensation and Management Development Committee or the Compensation Subcommittee, whichever has administrative authority with respect to the matter.

   (b) The Committee shall have all powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described herein) to select the employees to be granted awards under the Plan; to determine the type, size and terms of awards to be granted to each employee selected, provided, however, that no awards granted under the Plan shall have a vesting period of less than one year; to determine the time when awards will be granted and any conditions which must be satisfied by employees before an award is granted; to establish performance objectives and conditions for earning awards; to determine whether such objectives and conditions have been met and whether awards will be paid at the end of the award period or at the time the award is exercised (whichever applies), or whether payment will be deferred; to determine whether payment of an award should be reduced or eliminated; and to determine whether such awards should qualify as deductible in their entirety for federal income tax purposes.

   (c) The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, PBG shareholders and any person receiving an award under the Plan.

   (d) Except with respect to Covered Executives (or as prohibited by law or applicable stock exchange rules), the Committee may delegate to one or more persons any or all of its authority under Sections 2(b) and 2(c).

3.  ELIGIBILITY.

   Each key employee of the Company may, in the Committee's discretion, be granted any of the awards available under the Plan.

4.  AWARDS.

   (a) Types. Awards under the Plan include stock options, incentive stock options, stock appreciation rights, performance units, restricted stock and share awards.
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     (i) Stock Options. Stock options are rights to purchase shares of PBG
   Common Stock ("Common Stock") at a fixed price for a specified period of time. The purchase price per share of Common Stock covered by a stock option awarded pursuant to this Plan, including any incentive stock options, shall be equal to or greater than the "Fair Market Value" of a share of PBG Common Stock on the date the stock option is awarded. "Fair Market Value" means an amount equal to the average of the high and low sales prices for Common Stock as reported on the composite tape for securities listed on The New York Stock Exchange, Inc. on the date in question (or, if no sales of Common Stock were made on such Exchange on this date, on the next preceding day on which sales were made on such Exchange), except that such average price shall be rounded up to the nearest one-fourth. The purchase price per share may be payable in cash or Common Stock or both (with any Common Stock valued at its Fair Market Value on the date of exercise).

     (ii) Stock Appreciation Rights. Stock appreciation rights ("SARs") are rights to receive the difference between: (A) an exercise price, which shall not be less than the Fair Market Value of a share of PBG Common Stock on the grant date, and (B) the Fair Market Value of a share of Common Stock on the date the SAR is exercised. Such difference may be paid in cash, Common Stock or both.

     (iii) Performance Units. Performance units are rights to receive up to 100% of the value of shares of Common Stock as of the date of grant, which value may be paid in cash or Common Stock, without payment of any amounts to PBG. The full and/or partial payment of performance unit awards granted under this Plan will be made only upon certification by the Committee of the attainment by PBG, over a performance period established by the Committee, of any one or more performance goals, which have been established by the Committee. The applicable performance goals shall be based on one or more of the following business criteria, as selected by the Committee in its sole discretion: cash flow, earnings, earnings per share, market value added, economic value added, EBITDA (earnings before interest, taxes, depreciation and amortization), return on assets, return on equity, return on investment capital, revenues, stock price, or total shareholder return. Each criterion may be determined in comparison to capital, shareholders' equity, shares outstanding, investments, assets or net assets. Performance goals may be stated in the alternative. No payment will be made if the minimum applicable performance goal is not met.

     (iv) Restricted Stock. Restricted stock awards are grants of Common Stock subject to a substantial risk of forfeiture or other restrictions. The full and/or partial vesting of any restricted stock award made to key employees under this Plan will occur in accordance with a vesting schedule established by the Committee and/or upon the attainment by PBG of any primary or secondary performance targets, which have been established by the Committee at the time the award is made. These targets shall be based on objective criteria, including (without limitation) one or more of the following: cash flow, earnings, earnings per share, market value added, economic value added, EBITDA (earnings before interest, taxes, depreciation and amortization), return on assets, return on equity, return on investment capital, revenues, stock price, or total shareholder return. Each criterion may be determined in comparison to capital, shareholders' equity, shares outstanding, investments, assets or net assets. Performance targets may be stated in the alternative. No payment will be made if the minimum applicable performance target is not met.

     (v) Share Awards. Share awards are grants of shares of Common Stock. The Committee may grant a share award to any eligible employee on such terms and conditions as the Committee may determine in its sole discretion. Share awards may be made as additional compensation for services rendered by the eligible employee or may be in lieu of cash or other compensation to which the eligible employee is entitled from the Company.

   (b) Supplemental Awards. Employees who are newly hired or promoted into eligible status during the vesting or performance period may be granted supplemental pro rata grants or supplemental incremental grants of stock options, performance units and/or restricted stock, as determined by the Committee in its sole discretion.

   (c) Negative Discretion. Notwithstanding the attainment by PBG of one or more performance target specified under this Plan, the Committee has the discretion, by participant, to reduce some or all of an award that would otherwise be paid.
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   (d) Guidelines. The Committee may, from time to time, adopt written policies for its implementation of the Plan. Any such policies shall be consistent with the Plan and may include, but need not be limited to, the type, size and term of awards to be made, and the conditions for payment of such awards.

   (e) Maximum Awards. An eligible employee may be granted multiple awards under the Plan, but no one employee may be granted awards which would result in his or her receiving, in the aggregate, during the term of the Plan, more than 25% of the maximum number of shares available for award under the Plan. Solely for the purposes of determining whether this maximum is met, a performance unit or SAR shall be treated as entitling the holder thereof to one share of Common Stock.

   (f) Employment by the Company. To the extent the vesting, exercise, or term of any stock option, SAR or restricted stock award is conditioned on employment by the Company, an award recipient whose Company employment terminates through a Company-approved transfer to an allied organization: (i) shall vest in and be entitled to exercise any stock option, SAR or restricted stock award immediately prior to the transfer, (ii) shall have employment with the allied organization treated as employment by the Company in determining the term of such award and the period for exercise, and (iii) shall have the allied organization considered part of the Company for purposes of applying the misconduct provisions of
Section 8. The Chief Personnel Officer shall specify the entities that are considered allied organizations as of any time.

5.  SHARES OF STOCK SUBJECT TO THE PLAN.

   The shares that may be delivered or purchased under the Plan shall not exceed an aggregate of 18,000,000 shares of Common Stock, as adjusted, if appropriate, pursuant to Section 7 hereof.

6.  DEFERRED PAYMENTS.

   The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

7.  DILUTION AND OTHER ADJUSTMENTS.

   In the event of (i) any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, (ii) any separation of a corporation (including a spin-off or other distribution of assets of the Company to its shareholders), (iii) any partial or complete liquidation, or (iv) other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any participant (including the conversion of shares subject to awards from Common Stock to stock of another entity). Such adjustment shall be conclusive and binding for all purposes of the Plan.

8.  MISCONDUCT.

   If the Committee or its delegate determines that a participant has, at any time prior to, or within twelve months after, the exercise of any option or SAR granted hereunder or the vesting of any other award made hereunder committed "Misconduct," then the Committee may, in its sole discretion: (i) cancel any outstanding option or other award granted hereunder and (ii) require the participant to pay to the Company any and all gains realized from any options or awards granted hereunder that were exercised (in the case of options or SARs), or vested (in the case of other awards), within the twelve month period immediately preceding the date of such cancellation (or if there is no cancellation, the date on which such claim for payment is made). A participant commits Misconduct if the Committee or its delegate determines that the participant: (a "Competed" (as defined below) with the Company; (b) engaged in any act which is considered by the Committee to be contrary to the Company's best interests, including, but not limited to, recruiting or hiring
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away employees of the Company; (c) violated the Company's Code of Conduct or engaged in any other activity which constitutes gross misconduct; (d) engaged in unlawful trading in the securities of PBG or of any other company based on information gained as a result of his or her employment with the Company; or (e) disclosed to an unauthorized person or misused confidential information or trade secrets of the Company. This paragraph shall also apply in the case of a former Company employee (including, without limitation, a retired or disabled employee) who commits Misconduct after his or her employment with the Company terminated.

   "Competed" shall mean (i) worked for, managed, operated, controlled or participated in the ownership, arrangement, operation or control of (or have been connected with or served on the board of directors of) any company or entity that engages in the production, marketing or sale of any product or service which is also produced, marketed or sold by the Company; or (ii) any action or omission which is injurious to the Company or which diverts customers or suppliers from the Company.

9.  CHANGE IN CONTROL.

   Upon a "Change in Control" (as defined in subsection (d) below), the following shall occur:

   (a) Options and SARs. At the date of such Change in Control, all outstanding and unvested stock options and SARs granted under the LTIP shall immediately vest and become exercisable, and all stock options and SARs then outstanding under the LTIP shall remain outstanding in accordance with their terms. In the event that any stock option or SAR granted under the LTIP becomes unexercisable during its term on or after a Change in Control because: (i) the individual who holds such option or SAR is involuntarily terminated (other than for cause) within two years after the Change in Control; (ii) such option or SAR is terminated or adversely modified; or (iii) PBG Common Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then the holder of such option or SAR shall immediately be entitled to receive a lump sum cash payment equal to the gain on such option or SAR on the date such option or SAR becomes unexercisable. For purposes of the preceding sentence, the gain on a stock option or SAR shall be calculated as the difference between the Fair Market Value per share of PBG Common Stock as of the date such option or SAR becomes unexercisable less the exercise price per share of such option or SAR.

   (b) Performance Units, Restricted Stock or Share Awards. Each performance unit, restricted sock and share award granted under the LTIP that are outstanding on the date of the Change in Control shall immediately vest, and the holder of such performance unit, restricted stock or share award shall be entitled to a lump sum cash payment equal to the amount of such award payable at the end of the performance period as if 100% of the performance objectives have been achieved.

   (c) Time of Payment. Any amount required to be paid pursuant to this Section shall be paid within 20 days after the date such amount becomes payable.

   (d) Definition. A "Change in Control" means the occurrence of any of the following events: (i) any individual, corporation, partnership, group, association or other entity, other than PepsiCo, Inc. ("PepsiCo") or an entity approved by PepsiCo, is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the combined voting power of PBG's outstanding securities ordinarily having the right to vote at elections of directors; (ii) during any consecutive two-year period, persons who constitute the Board at the beginning of the period cease to constitute at least 50% of the Board (unless the election of each new Board member was approved by a majority of directors who began the two-year period or was approved by PepsiCo); (iii) the approval by the shareholders of PBG of a plan or agreement providing for a merger or consolidation of PBG with another company, other than with PepsiCo or an entity approved by PepsiCo, and PBG is not the surviving company (unless the shareholders of PBG prior to the merger or consolidation continue to have 50% or more of the combined voting power of the surviving company's outstanding securities); or (iv) the sale, exchange or other disposition of all or substantially all of PBG's assets, other than to PepsiCo or an entity approved by PepsiCo.

   In addition, a "Change in Control" means the occurrence of any of the following events with respect to PepsiCo: (i) any individual, corporation, partnership, group, association or other entity is or becomes the
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"beneficial owner" (as defined in Rule 13(d)-3 under the Securities Exchange Act of 1934), directly or indirectly, of 20% or more of the combined voting power of PepsiCo's outstanding securities ordinarily having the right to vote at elections of directors; excluding, however, any acquisition by PepsiCo or any acquisition by an employee benefit plan or related trust sponsored or maintained by PepsiCo; (ii) during any consecutive two-year period, persons who constitute the Board of Directors of PepsiCo (the "PepsiCo Board") at the beginning of the period cease to constitute at least 50% of the PepsiCo Board (unless the election of each new PepsiCo Board member was approved by a majority of directors who began the two-year period); (iii) the approval by the shareholders of PepsiCo of a plan or agreement providing for a merger or consolidation of PepsiCo with another company, and PepsiCo is not the surviving company (unless the shareholders of PepsiCo prior to the merger or consolidation continue to have 50% or more of the combined voting power of the surviving company's outstanding securities); or (iv) the sale, exchange or other disposition of all or substantially all of PepsiCo's assets.

10.  MISCELLANEOUS PROVISIONS.

   (a) Rights as Shareholder. A participant in the Plan shall have no rights as a holder of Common Stock with respect to awards hereunder, unless and until certificates for shares of Common Stock are issued to such participant.

   (b) Assignment or Transfer. Unless the Committee shall specifically determine otherwise, no award granted under the Plan or any rights or interests therein shall be assignable or transferable by a participant, except by will or the laws of descent and distribution.

   (c) Agreements. All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan), as the Committee shall approve.

   (d) Requirements for Transfer. No share of Common Stock shall be issued or transferred under the Plan until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock made to any participant upon such participant's written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Committee or PBG shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

   (e) Withholding Taxes. PBG shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards, and with respect to awards paid or satisfied in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligations of PBG to make delivery of awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

   (f) No Implied Rights to Awards. Except as set forth herein, no employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

   (g) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by PBG and not charged to any award nor to any employee receiving an award.

   (h) Funding of Plan. PBG shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

11.  EFFECTIVE DATE, AMENDMENTS AND TERMINATION.

   (a) Effective Date. The Plan shall become effective on its approval by PBG's shareholders.

   (b) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole
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or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore granted under the Plan.

   In addition, unless the shareholders of PBG shall have first approved, no amendment of the Plan shall be effective which would: (i) modify the requirements as to eligibility for participation in the Plan; (ii) increase the maximum number of shares of Common Stock which may be delivered under the Plan or to any one individual, except to the extent such amendment is made pursuant to Section 7 hereof, (iii) change the performance criteria for performance units, or (iv) decrease the minimum option or SAR exercise price.

   The Committee may, at any time, amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan; provided, however, that if such amendment is adverse to the participant, the amendment shall not be effective unless and until the participant consents, in writing, to such amendment.

   (c) Termination. No awards shall be granted under the Plan after December 31, 2007. Determination of the award actually earned and payout or settlement of the award may occur later.